Exhibit 10.2

FORM OF
DEFERRED STOCK UNIT AGREEMENT
[for grants made on or after June 25, 2019]

THIS AGREEMENT, dated as of _________, 20__ (“Grant Date”) is between Mastercard Incorporated, a Delaware Corporation (the “Company”), and you (the “Director”). Capitalized terms that are used but not defined in this Agreement have the meanings given to them in the 2006 Non-Employee Director Equity Compensation Plan amended and restated as of June 26, 2018 (the “Plan”). The parties hereby agree as follows:
1.    Grant of Units.
Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Director the number of Deferred Stock Units (“Units”) reflected in the Director’s grant statement, the terms and conditions of which statement are incorporated as a part of this Agreement. The Units comprising this award will be recorded in an unfunded Units account in the Director’s name maintained on the books of the Company (“Account”). Each Unit represents the right to receive one share of the Company’s $0.0001 par value Class A Common Stock (“Common Shares”) under the terms and conditions set forth below.
2.    Vesting.
The interest of the Director in the Units is fully vested on grant.
3.    Transfer Restrictions.
The Units granted hereunder may not be sold, assigned, margined, transferred, encumbered, conveyed, gifted, hypothecated, pledged, or otherwise disposed of and may not be subject to lien, garnishment, attachment or other legal process, except as expressly permitted by the Plan.
4.    Stockholder Rights.
Prior to the time that the Director’s Units are settled and the Company has issued Common Shares relating to such Units, the Director will not be deemed to be the holder of, or have any of the rights of a holder with respect to, any Common Shares deliverable with respect to such Units.
5.    Dividend Equivalents.
Until such time as the Units are released to the Director, the Company will pay the Director a cash amount equal to the number of Units granted hereunder times any per share dividend payment made to shareholders of the Company’s Common Shares as long as the Director continues to hold such Units on the dividend payment date. Such payments shall be made by the end of the year in which dividends are paid to shareholders.

6.    Changes in Stock.
In the event of any change with respect to outstanding Common Shares contemplated by Section 4.2 of the Plan, the Units may be adjusted in accordance with Section 4.2 of the Plan.
7.    Form and Timing of Payment.
The Company shall pay on the fourth anniversary of the Grant Date, _______, 20__ (or on the first business day thereafter), a number of Common Shares equal to the aggregate number of Units granted under this Agreement; provided, however, that if the Director has timely made a valid election to defer or re-defer settlement of the Deferred Stock Units in accordance with the Plan, the Common Shares shall be paid as specified in such election. Notwithstanding the foregoing, in the event the Director has a Termination from Service, payment shall be made within 60 days of the Director’s Termination from Service.
In the event a Director is a specified employee for purposes of Code section 409A(a)(2)(B)(i) at the time of his or her Termination from Service, any payment required to be made on Termination from Service shall be made on the first day of the seventh month following Termination from Service.
8.    Compliance with Law.
No Common Shares will be delivered to the Director unless counsel for the Company is satisfied that such delivery will be in compliance with all applicable laws, including, without limitation, any rule, regulation or procedure of the U.S. national securities exchange upon which the Common Shares are traded or any listing agreement with any such securities exchange, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company. The Company reserves the right to impose other requirements on the Units, any Common Shares acquired or payment made pursuant to the Units, and the Director's participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable to comply with applicable laws. Such requirements may include (but are not limited to) requiring the Director to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
9.    Taxes.
The Director shall be liable for any and all U.S. and foreign income and social taxes, including any required withholding taxes, arising out of this grant or the issuance of the Common Shares hereunder. To the extent withholding is required under applicable law, the Company is authorized to deduct the amount of tax withholding from the amount payable to the Director upon payment of dividend equivalents and settlement of the Units, or to obtain withholdings in any other method permitted by the Committee. With regard to the Units, unless otherwise approved by the Committee, and provided that the withholding obligation does not arise prior to settlement of the Units, the Company shall withhold from the total number of Common Shares the Director is to receive the value equal to the amount necessary to satisfy any such withholding obligation at the minimum applicable withholding rate or, to the extent permitted by applicable accounting principles, at up to the maximum applicable withholding rate. In accordance with U.S. federal income tax withholding requirements, the Company shall withhold on amounts payable to Directors who are considered U.S. nonresident aliens under Code Section 7701(b).

10.    Data Privacy.
The Company and its affiliates may collect, use, process, transfer or disclose the Director’s personal data for the purpose of implementing, administering and managing the Director’s participation in the Plan, in accordance with the Company’s Employee Privacy Notice which the Director has previously received.  (Please contact the Company’s stock administrator to receive another copy of this notice.)  Notwithstanding the foregoing, if the Director resides outside the United States, the privacy provisions of the addendum to this Agreement (the “Addendum”) shall apply to the Director in place of this Section 10. The Addendum constitutes part of this Agreement.
11.    Section 409A.
The Company may at its sole discretion amend or replace this Agreement to cause the Agreement to comply with Code section 409A. The Agreement shall be construed and administered consistent with Code section 409A or an exemption from Code section 409A. This section does not create an obligation on the part of the Company to modify the terms of the Agreement, and the Company shall have no liability in the event the Agreement results in adverse tax consequences to the Director under Code section 409A.
12.    Miscellaneous.
(a)    All amounts credited to the Director’s Account under this Agreement shall continue for all purposes to be a part of the general assets of the Company. The Director’s interest in the Account shall make the Director only a general, unsecured creditor of the Company.
(b)    The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.
(c)    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Director at the address then on file with the Company or upon delivery to the Company at 2000 Purchase Street, Purchase, New York 10577, Attn: Executive Vice President, Total Rewards.
(d)    This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof.

By /s/______________________________
[Name]
[Title]

ADDENDUM

If the Director resides outside the United States, in place of Section 10 of the Agreement, the Units shall be subject to the Data Privacy terms set forth below, as applicable based on the Director’s country of residence:

EUROPEAN UNION, EUROPEAN ECONOMIC AREA AND SWITZERLAND

Data Privacy Terms. The following data privacy terms, in addition to the Mastercard Employee Privacy Notice - EEA (please contact the Company’s stock administrator to request a copy of this notice), govern the grant of the Award under the Agreement to Directors who reside in the European Union and European Economic Area (which, for the avoidance of doubt, includes the United Kingdom for purposes of these data privacy terms) and in Switzerland:

Data Collection and Usage. Pursuant to applicable data protection laws, the Director is hereby notified that, in the context of the grant of the Units under the Agreement, the Company collects, processes, uses and transfers certain personal information about the Director for the exclusive legitimate purpose of facilitating the Director’s participation in the Plan, allocating Common Shares, implementing, administering and managing the Director's Units and generally administering the Director's remuneration and any related benefits (“Purposes”). The Company may process specifically the following personal information: the Director’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or any other cash or equity award granted, canceled, exercised, vested, unvested or outstanding in the Director’s favor (“Data”). The Company’s collection, processing, use and transfer of the Director's Data is necessary for the Company’s legitimate business interests of implementing, administering and managing the Director's Units and generally administering Director remuneration and any related benefits and the fulfilment of Company’s contractual obligations with the Director. The Director’s refusal to provide Data would make it impossible for the Company to perform its contractual obligations and may affect the Director's ability to receive Units. As such, by participating in the Plan, Director acknowledges the collection, use, processing and transfer of his/her Data as described herein.

Service Providers. The Company transfers the Director's Data to Morgan Stanley Smith Barney LLC (including its affiliated companies), based, in relevant part, in the United States, which assists the Company with the implementation, administration and management of the Units. In the future, the Company may select a different service provider and share Data with that service provider, which will serve in a similar manner. The Company’s service provider will open an account for the Director to receive and administer the Units. The processing of the Director's Data will take place through both electronic and non-electronic means. The Director's Data will only be accessible by those individuals requiring access to it for purposes of implementation, administration and operation of the Units and other aspects of the Director's relationship with the Company.

International Data Transfers. The Company and its service providers are based, in relevant part, in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. By accepting the Units, the Director understands that the providers will receive, possess, use, retain and transfer the Director's Data for the purposes of implementing, administering and managing his/her participation in the Plan. Personal Data is transferred by the Company in compliance with our Binding Corporate Rules (available upon request from the Company’s stock administrator) and other data transfer mechanisms. When transferring the Director's Data to its service providers, the Company provides appropriate safeguards through contractual protections for the transfer of personal information to third parties, such as the European Commission's Standard Contractual Clauses or their equivalent under applicable law, or relies on third parties' certification to the EU-U.S. or Swiss-U.S. Privacy Shield Frameworks where applicable.

Data Subject Rights. To the extent provided by law, the Director has the right to request: access to Data, rectification of Data, erasure of Data, restriction of processing of Data, and portability of Data. The Director may also have the right to object, on grounds related to a particular situation, to the processing of Data, without cost, and to lodge a complaint with the relevant data protection supervisory authority. The Director's provision of Data is a contractual requirement. The Director understands, however, that the only consequence of refusing to provide Data is that the Company may not be able to grant Units or other awards to the Director, or administer or maintain such awards. The Director can exercise these rights or request more information on the consequences of the refusal to provide Data in various ways, as specified in the Mastercard Employee Privacy Notice - EEA.

Data Retention. The Company will use Data only as long as necessary for the Purposes, or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company keeps Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis for retaining such Data would be compliance with the relevant laws or regulations.

NON-EUROPEAN UNION / EUROPEAN ECONOMIC AREA / SWITZERLAND

Data Privacy Terms. The following data privacy terms govern the grant of the Units under the Agreement to Directors who reside outside the European Union / European Economic Area and Switzerland:

The Director hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Director’s personal data as described in this Agreement and any other documents related to the Units by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Director’s Units.

The Director understands that the Company may hold certain personal data about the Director, specifically: the Director’s name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Units or any other cash or equity award granted, canceled, exercised, vested, unvested or outstanding in the Director’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Director’s Units.

The Director understands that Data may be transferred to Morgan Stanley Smith Barney LLC or other third parties which may assist the Company with the implementation, administration and management of the Units. The Director understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Director’s country. The Director understands that the Director may request a list with the names and addresses of any potential recipients of Data by contacting the Company. The Director authorizes the Company, Morgan Stanley Smith Barney LLC, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Units to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Director’s Units.

The Director understands that Data will be held only as long as is necessary to implement, administer and manage the Director’s Units. The Director understands that the Director may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing. Further, the Director understands that the Director is providing the consents herein on a purely voluntary basis. If the Director does not consent, or if the Director later seeks to revoke the Director’s consent, the Director’s service with the Company will not be affected; the only consequence of refusing or withdrawing the Director’s consent is that the Company would not be able to grant the Units or other awards to the Director or administer or maintain such awards. Therefore, the Director understands that refusing or withdrawing the Director’s consent may affect the Director’s ability to receive Units or other awards. For more information on the consequences of the Director’s refusal to consent or withdrawal of consent, the Director understands that the Director may contact ___________.